Exhibit 23(a)





                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement on Form S-3 of FPL Group, Inc. and FPL Group Capital Inc of our report dated February 12, 1999, appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is incorporated by reference in this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Miami, Florida
September 1, 1999